PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:    2022


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $175,000,000    Original Issue Date:       September 21, 2000

CUSIP Number:      59018Y BN0      Stated Maturity Date:      September 21, 2005

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
|X|  Regular Floating Rate Note       |X|   Actual/360

|_|  Inverse Floating Rate Note       |_|   30/360

      (Fixed Interest Rate):          |_|   Actual/Actual


Interest Rate Basis:
--------------------
|X|  LIBOR                            |_|   Commercial Paper Rate

|_|  CMT Rate                         |_|   Eleventh District Cost of Funds Rate

|_|  Prime Rate                       |_|   CD Rate

|_|  Federal Funds Rate               |_|   Other (see attached)

|_|  Treasury Rate
   Designated CMT Page:               Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:         Three Months       Minimum Interest Rate: Not Applicable

Spread:                 0.3000%            Maximum Interest Rate: Not Applicable

Initial Interest Rate:  TBD                Spread Multiplier:     Not Applicable


Interest Reset Dates:   Quarterly,  on the 21st of every March, June,  September
                        and December, commencing December 21, 2000, subject to modified following business day convention.

Interest Payment Dates: Quarterly,  on the 21st of every March, June,  September and December, commencing December 21, 2000, subject to modified following business day convention.

Repayment at the
Option of the Holder:   The Notes  cannot be repaid  prior to the
                        Stated Maturity Date.

Redemption at the
Option of the Company:  The  Notes  cannot  be  redeemed  prior  to  the  Stated
                        Maturity Date.

Form:                   The  Notes  are   being   issued  in  fully   registered
                        book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  September 18, 2000